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                                                      Registration No. 333-47381
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                       Post-Effective Amendment No. 1 to

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                          FIRST MIDWEST BANCORP, INC.
             (Exact name of registrant as specified in its charter)
                                      6022
            (Primary Standard Industrial Classification Code Number)

                 Delaware                              36-3161078
       (State or other jurisdiction                 (I.R.S. Employer
    of incorporation or organization)             Identification No.)

   300 Park Boulevard, Suite 405, Itasca, Illinois 60143-0459, (630) 875-7450
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Donald J. Swistowicz
                            Executive Vice President
                          First Midwest Bancorp, Inc.
           300 Park Boulevard, Suite 405, Itasca, Illinois 60143-0459
                                 (630) 875-7460
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   Copies to:
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 Timothy M. Sullivan               John E. Freechack                                Joel S. Corwin
 Hinshaw & Culbertson             Barack Ferrazzano Kirschbaum Perlman & Nagelberg  Law Offices of Joel S. Corwin
 222 North LaSalle Street         333 West Wacker Drive                             20 South Clark Street
 Suite 300                        Suite 2700                                        Suite 2200
 Chicago, Illinois  60601-1081    Chicago, Illinois 60606                           Chicago, Illinois 60603
 (312) 704-3852                   (312) 984-3100                                    (312) 357-0100
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     Approximate date of commencement of proposed sale of the securities to the public: Upon consummation of the Merger as described in the Registration
Statement.

     If the only securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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Pursuant to this Registration Statement on Form S-4 (No. 333-47381), First
Midwest Bancorp, Inc. ("First Midwest"), registered 9,719,657 shares of its common stock, $.01 par value per share ("Common Stock"), issuable pursuant to an Agreement and Plan of Merger dated as of January 14, 1998 by and among First Midwest, First Midwest Acquisition Corporation ("Acquisition Corp."), a wholly owned subsidiary of First Midwest, and Heritage Financial Services, Inc. ("Heritage"), which provided for the merger of Heritage into Acquisition Corp. (the "Merger"). On July 1, 1998, First Midwest consummated the Merger whereby each outstanding share of Heritage's common stock, no par value, was converted into, and became exchangeable for .7695 shares of First Midwest Common Stock, resulting in the issuance of an aggregate of 9,628,050 shares of First Midwest Common Stock. First Midwest hereby amends this Registration Statement to deregister 91,607 shares of Common Stock that remain unissued following the consummation of the Merger.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, First Midwest Bancorp, Inc., has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Itasca, State of Illinois, this 21st day of August,1998.





                            FIRST MIDWEST BANCORP, INC.



                            By:  /s/ Robert P. O'Meara
                               -------------------------------------------------
                               Robert P. O'Meara
                               Chairman of the Board and Chief Executive Officer



          Signature                                Capacity
------------------------------ -------------------------------------------------


/s/ Robert P. O'Meara
------------------------------
      Robert P. O'Meara        Chairman of the Board and Chief Executive Officer


              *
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       Andrew B. Barber        Honorary Chairman of the Board of Directors


              *
------------------------------
       John M. O'Meara         President, Chief Operating Officer and Director


/s/ Donald J. Swistowicz
------------------------------
     Donald J. Swistowicz      Executive Vice President, Chief Financial and
                               Accounting Officer


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                   *
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           Vernon A. Brunner                         Director

                   *
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           Bruce S. Chelberg                         Director

                   *
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           William J. Cowlin                         Director

                   *
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            O. Ralph Edwards                         Director

                   *
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           Joseph W. England                         Director

                   *
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     Brother James Gaffney, F.S.C.                   Director

                   *
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            Thomas M. Garvin                         Director

                   *
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               Jack Payan                            Director

                   *
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            John L. Sterling                         Director

                   *
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         J. Stephen Vanderwoude                      Director

                   *
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           Richard T. Wojcik                         Director
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* By Robert P. O'Meara and Donald J. Swistowicz, as attorneys-in-fact